UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADVAXIS, INC.

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Advaxis, Inc.

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ 08852

This Supplement to Proxy Statement (this “Supplemental Proxy Statement”), which supplements the Definitive Proxy Statement filed by Advaxis, Inc. (the “Company”) on February 28, 2022 (the “Definitive Proxy Statement”), includes additional information about how to vote regarding Proposal No. 1 to be voted on at the Company’s Special Meeting of Stockholders scheduled for March 31, 2022 (the “Special Meeting”).

The following disclosure is added to supplement the disclosure appearing on page 5 of the Definitive Proxy Statement, and will appear immediately above “May I change my vote?”

********

Q: Will choosing not to vote my shares have the same effect as casting a vote against Proposal No. 1?

A: No. If you prefer that Proposal No. 1 not be approved, you should cast your vote against the proposal. Approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of the outstanding voting power of Advaxis Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class, assuming a quorum is present. Since the Preferred Stock has 30,000 votes per share on Proposal No. 1, the failure of a share of Common Stock to be voted will effectively have no impact on the outcome of the vote. However, votes of the shares of Preferred Stock, when cast, are automatically voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) are voted on Proposal No. 1. Therefore, shares of Common Stock voted against the proposal will have the effect of causing the proportion of Preferred Stock voted against the proposal to increase accordingly and vice versa.

********

The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting http://www.virtualshareholdermeeting.com/ADXS2022SM on March 31, 2022, beginning at 10:00 am, local time.

Important Information and Where to Find It

This Supplemental Proxy Statement contains information that relates to Proposal No. 1 in the Definitive Proxy Statement, which is a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s common stock at a ratio to be determined by the Board of Directors of the Company within a range of one-for-twenty to one-for-eighty (or any number in between), without reducing the authorized number of shares of the common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of the Company’s stockholders. The Definitive Proxy Statement has been mailed by the Company to its stockholders of record on February 25, 2022 and was filed by the Company with the Securities and Exchange Commission. This Supplemental Proxy Statement does not contain all the information that should be considered concerning Proposal No. 1. It is not intended to form the basis of any decision in respect of Proposal No. 1. Advaxis stockholders and other interested persons are advised to read the Definitive Proxy Statement in connection with the solicitation of proxies for the Special Meeting. Stockholders are also able to obtain a copy of the Definitive Proxy Statement free of charge at the Company’s website at www.advaxis.com or by written request to the Company at 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ, Attention: Igor Gitelman, VP of Finance and Chief Accounting Officer.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to Proposal No. 1. Information regarding such directors and executive officers, including a description of their interests, by security holdings or otherwise, in the actions contemplated by Proposal No. 1 is in the Definitive Proxy Statement. Stockholders, potential investors and other interested persons should read the Definitive Proxy Statement carefully before making any voting or investment decisions. The Definitive Proxy Statement can be obtained free of charge as described in the preceding paragraph.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the Company’s history of net operating losses and uncertainty regarding its ability to achieve profitability; expected clinical development of the Company’s drug product candidates, statements about the Company’s balance sheet position, including the sufficiency of the Company’s cash and cash equivalents to fund its obligations into the future, and statements related to the goals, plans and expectations for the Company’s ongoing clinical studies. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, the definitive proxy statement on Schedule 14A, filed on February 28, 2022, its Annual Report on Form 10-K, filed on February 14, 2022, and its periodic reports on Form 10-Q and Form 8-K. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.